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                                                                     EXHIBIT 5.1



                               October 28, 2000



U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

     Re:  REGISTRATION STATEMENT FORM SB-2 APPLIED VOICE RECOGNITION, INC.

Ladies and Gentlemen:

     We have acted as counsel to Applied Voice Recognition, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, on a registration statement on Form SB-2 (the "Registration Statement") of the offer and resale from time to time of up to 14,840,213 shares (the "Shares") of the Company's common stock, par value $.001 per share (the "Common Stock"). The Shares consist of (i) 8,576,800 issued and outstanding shares of Common Stock (the "Outstanding Shares"); and (ii) 6,263,413 shares (the "Derivative Shares") issuable upon the conversion of outstanding notes and exercise of outstanding warrants (the "Derivative Securities").

     We have examined such corporate records, documents, instruments and certificates of the Company, and have reviewed such questions of law as we have deemed necessary, relevant or appropriate to enable us to render the opinion expressed herein. In such examination, we have assumed without independent investigation the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons, and the conformity of any documents submitted to us as copies to their respective originals. As to certain questions of fact material to this opinion, we have relied without independent investigation upon statements or certificates of public officials and officers of the Company.

     Based upon such examination and review, we are of the opinion that (1) the Outstanding Shares are duly authorized, legally issued, fully paid and non-assessable; and (2) the Derivative Shares, when issued in accordance with their respective terms, will be duly authorized, legally issued, fully paid and non-assessable.
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     Our opinion with respect to the Derivative Shares is rendered under the assumption that no Derivative Shares will be issued before the adoption of an amendment (the "Amendment") to the Company's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") to increase the authorized shares of Common Stock to an amount sufficient for the valid issuance of such Derivative Shares. It is anticipated that the Company's Certificate of Incorporation will be amended to increase the authorized share at the Company's 2000 annual stockholder's meeting, which is expected to be held in December, 2000.

     We consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus included as a part of the Registration Statement. In giving this consent, we do not admit that this firm is in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

     This opinion is rendered on the date hereof and we disclaim any duty to advise you regarding any changes in the matters addressed herein.

                                    Very truly yours,


                                    Porter & Hedges, l.l.p.

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